Exhibit (a)(1)(xi)

Amended and Restated
Offer To Purchase For Cash
All Outstanding Shares of Common Stock

Of

SCHIFF NUTRITION INTERNATIONAL, INC.

at
$42.00 NET PER SHARE
Pursuant to the Offer to Purchase dated November 27, 2012
by

ASCOT ACQUISITION CORP.,

a wholly owned subsidiary of
RECKITT BENCKISER LLC,

a wholly owned subsidiary of

RECKITT BENCKISER GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 14, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

November 27, 2012

To Our Clients:

        Enclosed for your consideration are the amended and restated Offer to Purchase, dated November 27, 2012 (as amended, the "Offer to Purchase"), and the related amended and restated Letter of Transmittal (as amended, the "Letter of Transmittal" and, together with the Offer to Purchase and any amendments or supplements thereto, the "Offer") in connection with the offer by Ascot Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly-owned subsidiary of Reckitt Benckiser LLC, a Delaware limited liability company ("Parent"), a wholly-owned subsidiary of Reckitt Benckiser Group plc, a public limited company organized under the laws of England and Wales ("Ultimate Parent"), to purchase all outstanding shares of Class A common stock, par value $0.01 (the "Class A Shares"), and Class B common stock, par value $0.01 (the "Class B Shares," and together with the Class A Shares, the "Shares"), of Schiff Nutrition International, Inc., a Delaware corporation ("Schiff"), at a price of $42.00 per Share, net to the holder in cash (the "Offer Price"), without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase, and the related Letter of Transmittal, together with any amendments or supplements thereto.

        THE DATE OF THE ORIGINAL OFFER TO PURCHASE IS NOVEMBER 16, 2012. THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, AS WELL AS THIS LETTER, HAVE BEEN AMENDED AND RESTATED AS OF NOVEMBER 27, 2012.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

  1.
  The Offer Price for the Offer is $42.00 per Share, net to you in cash, without interest, less any required withholding taxes.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on Friday, December 14, 2012, unless the Offer is extended.

  4.
  The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase, including there being validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the Expiration Date that number of Shares, that, when added to the Shares then beneficially owned by Parent and its Subsidiaries would represent, after giving effect to our acceptance for payment of Shares tendered in the Offer and the conversion of Class B Shares to Class A Shares, one Share more than Shares representing fifty percent (50%) of the total outstanding voting power of the Shares on a fully-diluted basis (which includes all Shares issuable upon the exercise, conversion or exchange of any options, rights and securities exercisable or convertible into Shares then outstanding (other than any Shares issuable pursuant to the Top-Up Option (as defined in the Offer to Purchase) and any Share issuable upon the exercise of any Company Option (as defined in the Offer to Purchase) held by any director or officer who has executed D&O Agreement (as defined in the Offer to Purchase)) regardless of whether or not then vested).

  5.
  Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

        The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

SCHIFF NUTRITION INTERNATIONAL, INC.

at
$42.00 NET PER SHARE
Pursuant to the Offer to Purchase dated November 27, 2012
by

ASCOT ACQUISITION CORP.,

a wholly owned subsidiary of

RECKITT BENCKISER LLC,

a wholly owned subsidiary of

RECKITT BENCKISER GROUP PLC

        The undersigned acknowledge(s) receipt of your letter and the enclosed amended and restated Offer to Purchase, dated November 27, 2012 (as amended, the "Offer to Purchase"), and the related amended and restated Letter of Transmittal (as amended, the "Letter of Transmittal," and together with the Offer to Purchase, the "Offer"), in connection with the offer by Ascot Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly-owned subsidiary of Reckitt Benckiser LLC, a Delaware limited liability company ("Parent"), a wholly-owned subsidiary of Reckitt Benckiser Group plc, a public limited company organized under the laws of England and Wales ("Ultimate Parent"), to purchase all of the issued and outstanding shares of Class A common stock, par value $0.01 (the "Class A Shares"), and Class B common stock, par value $0.01 (the "Class B Shares," and together with the Class A Shares, the "Shares"), of Schiff Nutrition International, Inc., a Delaware corporation ("Schiff"), at a price of $42.00 per Share, net to the holder in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase, and the related Letter of Transmittal, together with any amendments or supplements thereto.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.: